This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
Exhibit 10.4

CUMMINS INC.
EMPLOYEE STOCK PURCHASE PLAN
Shares of Common Stock
(Par Value $2.50 Per Share)
of Cummins Inc.
This document contains information regarding the Cummins Inc. Employee Stock Purchase Plan and the Common Stock of Cummins Inc. that has been or is to be offered to eligible employees of Cummins Inc. and its subsidiaries under the terms of the Employee Stock Purchase Plan.
Our common stock is traded on the New York Stock Exchange under the symbol “CMI.”
You should consider carefully the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Dated as of August 1, 2025

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TABLE OF CONTENTS
ARTICLE 1 GENERAL PROVISIONS    1
Section 1.01.    Restatement    1
Section 1.02.    Purpose    1
ARTICLE II DEFINED TERMS AND RULES OF CONSTRUCTION    1
Section 2.01.    Definitions    1
Section 2.02.    Rules of Interpretation and Governing Law    2
ARTICLE III ELIGIBILITY AND PARTICIPATION    2
Section 3.01.    Eligibility    2
Section 3.02.    Participation    3
Section 3.03.    Effective Date of Participation    3
Section 3.04.    End of Participation    3
ARTICLE IV ACCOUNTS, CONTRIBUTIONS, AND PURCHASES    3
Section 4.01.    Accounts    3
Section 4.02.    Payroll Deduction Contributions    3
Section 4.03.    Employer Contributions    3
Section 4.04.    Credits to Accounts    3
Section 4.05.    Application of Cash    3
ARTICLE V PURCHASE AND SALE OF PLAN SHARES    3
Section 5.01.    Purchase of Plan Shares    3
Section 5.02.    Certificates or Book Entries for Plan Shares    4
Section 5.03.    Sale of Plan Shares    4
ARTICLE VI VOTING AND TENDER OF PLAN SHARES    4
Section 6.01.    Voting of Plan Shares    4
Section 6.02.    Tender or Exchange Offer    4
ARTICLE VII PLAN EXPENSES    4
Section 7.01.    Expenses    5
ARTICLE VIII AMENDMENT AND TERMINATION    5
Section 8.01.    Amendment    5
Section 8.02.    Termination    5
ARTICLE IX MISCELLANEOUS PROVISIONS    5
Section 9.01.    Non-U.S. Participation    5
Section 9.02.    Statements    5
Section 9.03.    Tax Matters    5
Section 9.04.    Limitation on the Employers' and the Administrator's Liability    6
Section 9.05.    Transfer; Assignment    6

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ARTICLE I

GENERAL PROVISIONS
Section 1.01.    Restatement. Cummins Inc. ("Cummins") established the Cummins Inc. Employee Stock Purchase Plan ("Plan"), effective November 1, 1998. Cummins restated the Plan, subject to shareholder approval, effective as of May 14, 2019, and again amended the Plan effective January 1, 2020. The Plan was amended and restated effective as of the date of its approval by Cummins’ shareholders at Cummins’ 2023 annual meeting of shareholders and is being amended and restated again as of August 1, 2025 to include a potential per-Participant limit on the number of Plan Shares that may be purchased at a specified discount in any calendar year and to permit greater flexibility and variability in the specified discount.
Section 1.02.    Purpose. The purpose of the Plan is to allow eligible employees of Cummins and its subsidiaries and affiliates ("Employer") to purchase shares of Cummins common stock and receive a matching employer contribution. The Plan is not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.
ARTICLE II

DEFINED TERMS AND RULES OF CONSTRUCTION
Section 2.01.    Definitions. For purposes of the Plan, the following terms, when capitalized, have the meanings set out below:
(a)    “Account" means, with respect to a Participant, the account established by the Administrator for the Participant pursuant to Section 4.01.
(b)    “Administrator" means Morgan Stanley Smith Barney or such other administrator as Cummins, in its discretion, may designate.
(c)    “Applicable Form" means the form designated and provided by the Employer or Administrator for making an election or providing a notice required by the Plan. To the extent permitted by applicable law, the Employer or Administrator may prescribe an oral, electronic, or telephonic form in lieu of or in addition to a paper form.
(d)    “Base Pay" means, with respect to a Participant, his base salary or hourly wages and includes commission and earnings that are paid in lieu of base salary or hourly wages, such as vacation or holiday pay. Base Pay excludes allowances, incentive pay, bonuses, reimbursed expenses, overtime pay, deferred compensation, fringe benefits, and other similar forms of payment, unless otherwise determined by Cummins.
(e)    “Code" means the United States Internal Revenue Code of 1986, as amended from time to time.
(f)    “Commission" means the United States Securities and Exchange Commission.
(g)    “Common Stock" means the common stock of Cummins.
(h)    “Cummins" means Cummins Inc.
(i)    “Eligible Employee" means a permanent Employee who, in the judgment of Cummins, (i) is employed at a work location having sufficient payroll system capabilities to support the Plan and (ii) if such individual is a citizen or resident of a non-U.S. jurisdiction, is able to participate in the Plan without violating (or causing the Employer to violate) any applicable law or regulation. For purposes of this definition, a “permanent” Employee includes any Employee whom Cummins designates as “permanent,” regardless of the Employee’s classification in Cummins’ payroll or human resources information systems.

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(j)    “Employee" means a common law employee of an Employer, excluding, however, any person paid through the payroll of an unrelated third party, even if such person is determined to be a common law employee of an Employer.
(k)    “Employer" means Cummins and its designated subsidiaries and other affiliates.
(l)    “Employer Contribution" means, with respect to a Participant for a month, a contribution from the Employer in a total amount sufficient to result in the Participant receiving the specified discount (as determined pursuant to the rest of this Section 2.01(l)) on the Plan Shares purchased for the Participant on the Purchase Date occurring in the next following month. The specified discount shall be a percentage from 0% to 20% determined by Cummins and communicated to Participants; provided, however, that, unless otherwise determined by Cummins, the specified discount shall be 0% on any additional Plan Shares purchased for such Participant in any calendar year after Plan Shares have been purchased in such calendar year for such Participant for a cumulative aggregate purchase price of $20,000; and provided, further, that Cummins may, in its sole discretion, change or eliminate the specified discount at any time by providing notice of the change to Participants. The specified discount may differ among Participants or groups of Participants from time to time, as determined by Cummins in its sole and absolute discretion. Notwithstanding any other provision of the Plan, the aggregate amount of Employer Contributions in any calendar year shall not exceed $30,000,000. If Employer Contributions are limited in any year pursuant to the preceding sentence, the allocation of the limited Employer Contributions in such year shall be determined by Cummins in its sole discretion.
(m)    “Participant" means a current or past Eligible Employee who has become a Participant pursuant to Section 3.03 and who has not ceased to be a Participant pursuant to Section 3.04.
(n)    “Plan" means the Cummins Inc. Employee Stock Purchase Plan, as set out herein, as amended from time to time.
(o)    “Plan Shares" means shares of Common Stock.
(p)    “Purchase Date" means the fifth day of a month for U.S. participants and the tenth day of a month for all other participants, or, if in either case the principal exchange on which shares of Common Stock are sold is not open on such date, the immediately preceding business day on which such exchange is open.
Section 2.02.    Rules of Interpretation and Governing Law. The following rules shall be applied in interpreting the Plan:
(a)    The Plan shall be interpreted, enforced, and administered and the validity thereof determined in accordance with the internal laws of the State of Indiana without regard to conflict of law principles and the following rules.
(b)    Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.
(c)    The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the interpretation of any provision of the Plan.
(d)    If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.
ARTICLE III

ELIGIBILITY AND PARTICIPATION
Section 3.01.    Eligibility. Only Eligible Employees may participate in the Plan.

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Section 3.02.    Participation. To become a Participant, an Eligible Employee must submit to his Employer or the Administrator, as directed, all Applicable Forms (hard copy or electronic) required for participation, including one or more forms (i) authorizing his Employer to withhold payroll deductions to be used for the purchase of Common Stock pursuant to the Plan and (ii) an investment authorization form authorizing his Employer and/or the Administrator to act as his agent for the purposes described therein.
Section 3.03.    Effective Date of Participation. An Employee shall become a Participant, effective as of the first available payroll date occurring after he has satisfied the requirements of Section 3.02.
Section 3.04.    End of Participation. A Participant shall cease to be such upon his request to withdraw from the Plan. A Participant may terminate his or her participation in the Plan at any time by providing notice to his Employer. A Participant's participation also shall cease if the Participant is no longer an Eligible Employee
ARTICLE IV

ACCOUNTS, CONTRIBUTIONS, AND PURCHASES
Section 4.01.    Accounts. The Administrator shall establish an Account for each Participant as that Participant's agent.
Section 4.02.    Payroll Deduction Contributions. As a condition of participation, an Eligible Employee must elect on an Applicable Form to have a percentage of his Base Pay withheld from his cash compensation to be used for the purchase of shares of Common Stock pursuant to the Plan. The minimum payroll deduction contribution shall be 1% of Base Pay, and the maximum contribution 15% of Base Pay; provided, however, Cummins may, in its sole discretion, change the minimum and/or maximum contribution amount at any time. A Participant may change his elected payroll deduction contributions at any time by submitting a request to his Employer or the Administrator, as directed, in which case his new election will become effective as soon as administratively feasible after it is received. The Employer shall forward amounts to be used to purchase Plan Shares to the Administrator prior to the time of such purchase.
Section 4.03.    Employer Contributions. The Employer shall forward the required Employer Contributions allocated for each Participant on account of his payroll deduction contributions to the Administrator prior to the time of purchase of the Plan Shares.
Section 4.04.    Credits to Accounts. Contributions for a Participant shall be credited to a Participant's Account when received by the Administrator. In addition, unless otherwise elected by the Participant, cash dividends on Plan Shares allocated to his Account shall be credited to his Account at the time such dividends are paid. Any stock dividends or shares received as a result of a stock split on any Plan Shares credited to a Participant's Account shall be credited to the Participant's Account when received by the Administrator.
Section 4.05.    Application of Cash. All payroll deductions received or held by the Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer is not obligated to segregate such payroll deductions or contributions. Until Plan Shares are issued, Participants will only have the rights of an unsecured creditor.
ARTICLE V

PURCHASE AND SALE OF PLAN SHARES
Section 5.01.    Purchase of Plan Shares. The Administrator shall purchase Plan Shares in negotiated transactions or on any securities exchange or other securities trading facility on which Common Stock is traded. The purchases shall be on terms as to price, delivery, and other matters, and shall be executed through those brokers or dealers, as the Administrator may determine. Under certain circumstances, observance of the rules and regulations of the Commission or applicable securities exchange or other securities trading facility may require temporary suspension of purchases by the Administrator or may require that a purchase be spread over a longer period than

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indicated in Section 4.05. In that event, purchases shall be made or resumed when permitted by the rules and regulations of the Commission or applicable securities exchange or other securities trading facility; and the Administrator shall not be accountable for its inability to make all purchases within the applicable period. If any Commission, securities exchange, or other securities trading facility suspension of trading in Common Stock remains effective for 90 consecutive days, the Administrator shall remit promptly after the end of such period (i) to the Participant, all cash credited to the Participant's Account other than the Employer Contributions attributable to the Participant's payroll deductions and cash dividends paid on Plan Shares credited to the Participant's Account and (ii) to the Employer, any Employer Contribution credited to the Participant's Account.
Section 5.02.    Certificates or Book Entries for Plan Shares. The Administrator shall hold the Plan Shares of all Participants in its name or in the name of its nominee evidenced by appropriate book entry. No book entry shall be made in Participant's name unless and until his Account is terminated.
Section 5.03.    Sale of Plan Shares. A Participant may request that the Administrator sell all or any part of his Plan Shares at any time. A Participant who wishes to sell any part of his Plan Shares may do so by providing notice to the Administrator on an Applicable Form. Upon receipt of the notice, the Administrator, as the Participant's agent, shall sell the number of Plan Shares specified in the Participant's notice within five business days after receiving the Participant's notice of instruction to sell and shall deliver to the Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale. Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant shall be based on the average sales price of all shares aggregated and sold. Any sale may, but need not, be made by purchase for other Accounts, in which case the price shall be the mean of the high and low selling price of Common Stock as reported by the principal stock exchange on which the stock is traded on the date on which the Administrator receives notice of the Participant's notice of instruction to sell, or, if the stock is not traded on such date, the mean on the next prior date on which the Common Stock was so traded. Any fractional shares that are not sold shall be paid for in cash at a price equal to the mean of the high and low selling prices of Common Stock as reported by the principal stock exchange on which Common Stock is traded on the date on which the Administrator receives notice of the Participant's notice of instruction to sell or, if the stock is not traded on such date, the mean on the next prior date on which the Common Stock was so traded.
ARTICLE VI

VOTING AND TENDER OF PLAN SHARES
Section 6.01.    Voting of Plan Shares. The Administrator shall vote Plan Shares credited to a Participant's Account as instructed by the Participant on an Applicable Form provided to the Administrator at least five days (or such shorter period as the law may require) before the meeting at which such Plan Shares are to be voted. The Administrator shall not vote Plan Shares for which no instructions have been received.
Section 6.02.    Tender or Exchange Offer. If a tender offer or exchange offer for the Common Stock is initiated, the Administrator, upon receipt of information with respect thereto as the holder of record of the Plan Shares, shall either (i) forward, or provide for forwarding, to each Participant, the information provided by the offeror to holders of record of Common Stock or (ii) provide to the offeror the name and mailing address of each Participant, as reflected on the records of the Administrator, with instructions to mail such material to each Participant. The Administrator shall tender all or part of a Participant's Plan Shares in response to written instructions from the Participant in such form as the Administrator may reasonably require and only if such instructions are received by the Administrator at least five days (or such shorter period as may be required by law) before termination of the offer. Unless the Administrator has received instructions in accordance with the previous sentence, it will not tender a Participant's Plan Shares. Except to the extent that disclosure is required to tender Plan Shares pursuant to proper written instructions, the Administrator shall maintain the confidentiality of a Participant's election to tender or not tender Plan Shares.
ARTICLE VII

PLAN EXPENSES

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Section 7.01.    Expenses. Cummins shall pay the service charges, brokerage, costs of mailing and other charges incurred in connection with the purchase of Plan Shares. The cost of selling Plan Shares shall be borne by Participants, as provided herein.
ARTICLE VIII

AMENDMENT AND TERMINATION
Section 8.01.    Amendment. Cummins may, in its sole discretion, amend this Plan at any time; provided, however, except as required by law, no amendment shall be retroactive, nor shall any amendment deprive any Participant of amounts credited to his Account.
Section 8.02.    Termination. Cummins may, in its sole discretion, terminate the Plan at any time. If Cummins does not earlier terminate the Plan, it shall terminate automatically on the tenth anniversary of its approval by Cummins' shareholders.
ARTICLE IX

MISCELLANEOUS PROVISIONS
Section 9.01.    Non-U.S. Participation. Notwithstanding any provision to the contrary in this Plan, Cummins may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the U.S. Without limiting the generality of the foregoing, Cummins specifically is authorized to adopt rules, procedures and sub-plans regarding, without limitation, eligibility to participate, the definition of Base Pay, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest on amounts held pending the purchase of Shares, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Plan Share issuances, which may vary according to local requirements.
Section 9.02.    Statements. The Administrator shall provide or make available to Participants periodic statements summarizing the transactions in the Participant's Account since the most recent available statement.
Section 9.03.    Tax Matters. Each Participant is responsible for all taxes (whether local, state or federal) due because of Employer Contributions, the payment of a dividend, or the sale of Plan Shares credited to his Account. Prior to the time that any federal, state, or any other tax liability becomes payable by the Employer with respect to Employer Contributions or Plan Shares as a result of participation in the Plan to any authority, national insurance, social security, payment-on-account or other taxing authority, including any liability of the Participant to pay an employer tax or social insurance contribution obligation, the affected Participant shall make adequate provision for payment of such taxes. At any time, the Employer may, but is not obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to sale or early disposition of Plan Shares by the Participant. In addition, the Employer may withhold from the proceeds of the sale of Plan Shares (i) a sufficient whole number of Plan Shares otherwise issuable following purchase having an aggregate fair market value equal to the applicable withholding obligations or (ii) by any other means set forth in the Applicable Form. Where necessary to avoid negative accounting treatment, the Employer will withhold taxes at the applicable statutory minimum withholding rates. The Administrator shall timely prepare and forward to the United States Internal Revenue Service, the appropriate state and local authorities, and Participants the information returns required by the Code and applicable state or local statutes. All Employer Contributions shall constitute taxable income to the Participant to whose Account they are credited and shall be reported to the applicable taxing authority. '

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Section 9.04.    Limitation on the Employers' and the Administrator's Liability. The Employers and the Administrator shall not be liable for any action that is in compliance with the terms and conditions of this Plan taken or omitted in good faith, including without limitation, any claim of liability:
(a)    Arising out of failure to terminate a Participant's Account upon the Participant's death or otherwise before the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Administrator;
(b)    With respect to the prices at which Plan Shares are purchased or sold for a Participant's Account and the timing and terms on which the purchase or sale is made; or
(c)    For the market value, or any fluctuation in the market value, after purchase or sale of Plan Shares for a Participant's Account.
Section 9.05.    Transfer; Assignment. Except as is expressly provided in this Plan, no Participant may sell, pledge, hypothecate, or otherwise assign or transfer his Account, any interest in his Account, or any cash or stock credited to his Account. Any attempt to sell, pledge, hypothecate, assign, or transfer his Account, any interest in his Account, or any cash or stock credited to his Account shall be void.

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OTHER INFORMATION
1.    This document serves as the Plan and the prospectus for the Plan.
2.    The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, commonly known as ERISA.
3.    Cummins files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers who file electronically with the SEC. The address of that website is www.sec.gov. Investors may also consult Cummins’s website for more information about Cummins. Cummins’s website is www.cummins.com. Information included on these websites is not incorporated by reference herein.
4.    Cummins has filed a Registration Statement on Form S-8 under the Securities Act of 1933 with the SEC covering the Plan Shares being offered and sold under the Plan. This document contains some information concerning the Company, the Plan Shares and the Plan, but does not contain all of the information set forth in the Registration Statement and its exhibits. Cummins will provide without charge, upon written or oral request, copies of the documents incorporated by reference in Item 3 of Part II of the Registration Statement, which include Cummins’s periodic filings made with the SEC. Cummins incorporates these periodic filings by reference into this document. Cummins will also provide without charge, upon written or oral request, copies of all other documents it is required to deliver under Rule 428(b) under the Securities Act of 1933. These requests and other requests for additional information regarding the Plan should be directed to:
Cummins Inc.
500 Jackson Street
P.O. Box 3005
Columbus, Indiana 47202-3005
Attention: Corporate Secretary
Telephone: (812) 377-3609

5.    The following is a general discussion of the current U.S. federal income tax consequences of purchasing Plan Shares under the Plan, is not intended to be complete and is subject to change. State and local tax treatment (including tax treatment in countries outside the U.S.) may vary from the U.S. federal income tax treatment discussed below and is not discussed in this summary. Participants should consult their tax advisors about their particular transactions in connection with the Plan.
•Participants’ contributions under the Plan will be “after tax” contributions; i.e., they will be taxed under the normal rules that apply to compensation.
•Employer Contributions and dividends will also be taxable as compensation to the Participant to whose Account they are credited.
•When Plan Shares are sold upon the request of a Participant, the Participant will recognize long or short-term capital gain or loss on the Plan Shares, depending on the Participant’s tax basis in the Plan Shares and the length of time the Participant has held the Plan Shares.
•Additional information concerning taxes is provided in Section 10.03 of the Plan.
6.    Cummins may, as a condition of accepting any purchase of Plan Shares, require the purchasing Participant to represent to Cummins that he or she is purchasing the Plan Shares for investment and not with a view to resale or distribution.

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